Registration No. 333-183797

As filed with the Securities and Exchange Commission on November 8 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

GILAX, CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

68-0682040 (IRS Employer Identification Number)	5088 (Primary Standard Industrial Classification Code Number)

42A Krygina Street, Suite 133

Vladivostok, Russia 690065

Tel. 011-74232001890

(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

Copies To:

Kevin A. Polis, Esq.

Zouvas Law Group, P.C.

2368 Second Ave.

San Diego, CA 92101

Tel. (619) 955-5161

Fax: (619) 795-6695

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   x

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    x

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered	per Share	Offering Price (1)	Registration Fee
Common Stock, par value $0.001 per share	2,500,000	$0.03	$75,000	$8.60
TOTAL	2,500,000	$-	$75,000	$8.60

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

GILAX, CORP.

2,500,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Gilax, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Aleksandr Gilev, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.03	$0.0032	$0.0268
Total	$75,000	$8,000	$67,000

Gilax, Corp. is a development stage company and has limited operations.  To date, our business operations have been limited to primarily, the development of a business plan, discussing the supply of railway ties with potential customers, and the signing of a Sales and Marketing distribution agreement with DalLes, Ltd, a private Russian supplier of railway ties.  DalLes, Ltd is not a related party. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Gilax, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

Gilax, Corp. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF GILAX, CORP.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  NOVEMBER 8 , 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	26
DESCRIPTION OF SECURITIES	27
INDEMNIFICATION	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	29
EXPERTS	29
AVAILABLE INFORMATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “GILAX, CORP.” REFERS TO GILAX, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GILAX, CORP.

We are a development stage company and intend to commence operations in the distribution of wooden (Pinus Sylvestris) railway ties in North America. Gilax, Corp. was incorporated in Nevada on May 17, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. At the beginning the revenues will be insignificant but we believe that once we start our marketing campaign it will gradually rise. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have a limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at 42A Krygina Street, Suite 133, Vladivostok, Russia 690065. Our phone number is 011-74232001890.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (May 17, 2011) through July 31, 2012, reports no revenues and a net loss of $4,893.  Our independent registered public accounting firm has issued an audit opinion for Gilax, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we our business operations have been limited to primarily, the development of a business plan, discussing the supply of railway ties with potential customers, and the signing of a Sales and Marketing Distribution Agreement with DalLes Ltd., a private Russian supplier of wooden (Pinus Sylvestris) railway ties. DalLes, Ltd is not a related party. We plan to sell both new and reclaimed wooden railroad ties in North America. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

THE OFFERING

The Issuer:	GILAX, CORP.
Securities Being Offered:	2,500,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 2,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$75,000
Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Aleksandr Gilev
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the period from May 17, 2011(Inception) to July 31, 2012.

Financial Summary	July 31, 2012 ($)
Cash and Deposits	181
Total Assets	181
Total Liabilities	2,574
Total Stockholder’s Equity	181

Statement of Operations	Period From May 17, 2011 (Inception) to July 31, 2012 ($)
Total Expenses	4,893
Net Loss for the Period	(4,893)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 17, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of railway ties. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of July 31, 2012, we had cash in the amount of $181 and liabilities of $2,574. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

AS OF TODAY WE HAVE NOT EARNED ANY REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $4,893 for the period from our inception on May 17, 2011 to July 31, 2012, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in distribution of railway ties. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. LBB & ASSOCIATES LTD., LLP our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Gilax, Corp. is suitable.

We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Aleksandr Gilev, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Gilev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business operations and obtain financing.

IF OUR POTENTIAL CUSTOMERS DO NOT START BUYING OUR RAILWAY TIES, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We are currently in discussing the supply of railway ties with potential customers. However, we cannot guarantee that they will start to buy our railway ties.  Even if they start buying, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell our railway ties at prices which generate a profit.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarter and assets are located in Russia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER.  IF THAT SUPPLIER

DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in Russia,  we may be subject to certain  risks,  including  changes in regulatory requirements,  tariffs  and  other  barriers,  increased  pressure,  timing  and availability of export licenses,  foreign currency  exchange  fluctuations,  the burden  of complying with a variety of  foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase substantially all of our products from DalLes, Ltd., a private Russian company. Our agreement with this company does not prevent it from supplying its railway ties to our competitors or directly to customers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

OUR BUSINESS COULD BE HARMED IF WE ARE SOLD DAMAGED OR MISREPRESENTED MERCHANDISE BY OUR SUPPLIER.

We plan on purchasing products only from reliable and established suppliers with excellent reputation. However, we are a development stage corporation and just recently started operations, we do not have pre-established relationships with our supplier and might bear the risk of being sold damaged or misrepresented products. If we are not able to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Gilev, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Gilev may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Aleksandr Gilev, sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gilev to our company could negatively impact our business development.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN THE RAILWAY TIES DISTRIBUTION INDUSTRY, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officer and director has no professional training or experience in the railway ties distribution industry. Mr. Gilev’s lack of experience will hinder our ability to start selling our railway ties and earn revenue. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND CORPORATE REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2011. Our success depends on our ability to build and maintain the brand image for our company and products. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our brand image and on customer preferences. Actual or perceived service quality issues or allegations of service flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to avoid buying our railroad ties.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 17, 2011 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Gilax, Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR PRESIDENT, MR. GILEV DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Gilev does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $25,000 from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Gilax, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Aleksandr Gilev, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Aleksandr Gilev, our sole officer, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $75,000 as anticipated.

Gross proceeds	$25,000	$50,000	$75,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000
Establishing an office	$1,500	$2,000	$4,000
Website development	$3,000	$4,000	$6,000
Hire a salesperson	$-	$12,000	$20,000
Marketing and advertising	$2,000	$13,000	$24,500
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$500	$1,500	$3,500

The above figures represent only estimated costs.  If necessary, Aleksandr Gilev, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Gilev will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gilev. Mr. Gilev will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on May 17, 2011.  Aleksandr Gilev, the Company’s sole officer and director, paid $0.001 per share for the 2,500,000 shares of common stock he purchased from the Company on February 21, 2012.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of July 31, 2012, the net tangible book value of our shares of common stock was $ (2,393)  or approximately $0 per share based upon 2,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $ 64,607 or approximately $ 0.0129 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0129 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0129 per share.

After completion of this offering, if 2,500,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $2,500.00 or $0.001 per share.

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event 1,666,667 shares are sold, the net tangible book value of the 4,166,667 shares to be outstanding will be $ 39,607 , or approximately $ 0.0095 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0095 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0095 per share.

After completion of this offering investors in the offering will own approximately 40% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.03 per share. Our existing stockholder will own approximately 60% of the total number of shares then outstanding, for which he has made contributions of cash totaling $2,500 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 833,333 shares are sold, the net tangible book value of the 3,333,333 shares to be outstanding will be $ 14,607 , or approximately $ 0.0044 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0044 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0044 per share.

After completion of this offering investors in the offering will own approximately 25% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.03 per share. Our existing stockholder will own approximately 75% of the total number of shares then outstanding, for which he has made contributions of cash totaling $2,500 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if One-Third of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$25,000
Net tangible book value per share after offering	$0.0044
Increase to present stockholders in net tangible book value per share
after offering	$0.0044
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of one-third of shares	3,333,333
Percentage of ownership after offering	75%
Existing Stockholder if Two-Third of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0095
Increase to present stockholders in net tangible book value per share
after offering	$0.0095
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of 50% of shares	4,166,667
Percentage of ownership after offering	60%
Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0129
Increase to present stockholders in net tangible book value per share
after offering	$0.0129
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	5,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0171
Capital contributions	$75,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if Two-Third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0205
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	4.76%
Percentage of capital contributions by new investors	95.24%
Number of shares after offering held by public investors	1,666,667
Percentage of ownership after offering	40%
Purchasers of Shares in this Offering if One-Third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0256
Capital contributions	$25,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	833,333
Percentage of ownership after offering	20%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $181 as of July 31, 2012.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Aleksandr Gilev, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Gilev, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $25,000 of funding from this offering. Being a development stage company, we have a limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 42A Krygina Street, Suite 133, Vladivostok, Russia 690065. Our phone number is 011-74232001890.

We are a development-stage company and plan to distribute Russia-produced softwood (Pinus Sylvestris) railway ties, both new and reclaimed, in North America. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with potential buyers of railway ties. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accounting firm has issued a going concern opinion.  This means that there is substantial doubt about our ability to continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $75,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

PLAN OF OPERATION

Our business is the distribution of railway ties, both new and reclaimed, in North America. To date, our business operations have been limited to primarily, the development of a business plan, discussing the supply of railway ties with potential customers, and the signing of a Sales and Marketing Distribution Agreement with DalLes Ltd. on August 1, 2012. DalLes Ltd. is an established distributor of railway ties and is based in Russia and it is not a related party.

Our products will be offered at prices marked-up from 20% to 25% of our cost.

We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order.  Our customers will be asked to pay us 50% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port. Customers will have two options to pay for products: by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. Customers will be responsible to cover the shipping costs.  The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, insurance cost will be customers’ responsibility.

We anticipate that many of our customers will want to pay for our product only at delivery and will not want to pay in advance for their orders. Some of them may want additional credit terms after delivery of up to 30 or 60 days.  Due to a shortage of funds, we may not be able to deliver some of these orders, which could have a material adverse effect on our financial condition and results of operations.

Our plan of operation for the twelve months following the date of this prospectus is to enter into additional agreements with our potential suppliers of railway ties in Russia. We also plan to continue negotiation and enter into distribution agreements with those in need of our product in North America.

We intend to develop our network of potential customers by initially focusing our marketing efforts on smaller companies in need of our products, including, but not limited to landscape designers, builders and furniture makers. Later we plan to expand our target market to bigger companies like railroad builders and suppliers. Our goal is to conclude exclusive agreements with our potential customers. But it is likely that any relationship we arrange with our purchasers will be non-exclusive. Accordingly, we will compete with other, larger and more well-established, distributors of softwood railway ties.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably distribute railway ties in North America. Our plan of operations following the completion is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $1,500.

Upon completion of the offering we plan to set up office in Russia and acquire the necessary equipment to begin operations. Our sole officer and director, Aleksandr Gilev, will take care of our initial administrative duties. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment to begin operations. If we sell two-third of the shares offered we will buy better PCs with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional office equipment and more advanced software that will help us in everyday operations and in protection of our database. Therefore the office set up cots will be approximately $3,000.

Develop Our Website

Time Frame: 2nd – 4th months.

Material costs: $3,000-$6,000.

During this period, we intend to begin developing our website. Our sole officer and director, Aleksandr Gilev will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we sell two-third of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $4,000 and $6,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. As of the date of this prospectus we have not yet identified or registered any domain names for our website.

Negotiate agreements with potential wholesale customers

Time Frame: 4th – 12th months.

Once our website is operational, we intend to contact and continue negotiation with potential customers. We will negotiate terms and conditions of collaboration. We intend to develop our network of potential customers by initially focusing our marketing efforts on smaller companies in need of our products, including, but not limited to landscape designers, builders and furniture makers. Later we plan to expand our target market to bigger companies like railroad builders and suppliers. Our goal is to conclude exclusive agreements with our potential customers. But it is likely that any relationship we arrange with our purchasers will be non-exclusive.  Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Marketing

Time Frame: 6th - 12th months.

Material costs: $2,000-$24,500.

Once our web site is operational we will start marketing program. Our sole officer and director, Aleksandr Gilev, will be responsible for marketing of our railway ties. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We plan to develop a website to market, display and sell our products. Our website will describe advantages of our product and our railway ties advantages, show our contact information, and include some general information. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options. If we sell two-third of the shares in this offering, we also plan to attend trade shows in our industry to showcase our product with a view to find new customers.

Hire a Salesperson

Time Frame: 8th - 12th months.

Material costs: $12,000-$20,000.

If we sell at least two-third shares in this offering, we intend to hire one salesperson with good knowledge and connections in the railroad material distribution industry to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our railway ties. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. Even if we are able to obtain sufficient number of customers purchasing our railway ties, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-4th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling railway ties. During months 4-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Aleksandr Gilev, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our railway ties, Mr. Gilev has agreed to commit more time as required. Because Mr. Gilev will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development and testing Marketing and advertising Hire a salesperson Other Expenses	10,000 1,500 3,000 2,000 - 500	10,000 2,000 4,000 13,000 12,000 1,500	10,000 3,000 6,000 24,500 20,000 3,500
Total	17,000	42,500	67,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on May 17, 2011 to July 31, 2012

From inception on May 17, 2011 and to April 20, 2012 our business operations have been limited to primarily, the development of a business plan, discussing the supply of railway ties with potential customers, and the signing of a Sales and Marketing Distribution Agreement with DalLes Ltd., a private Russian supplier of railway ties. Our loss since inception is $4,893. We have not realized any revenues.

Since inception, we have sold 2,500,000 shares of common stock to our sole officer and director for net proceeds of $2,500.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2012, the Company had $181 cash and our liabilities were $2,574, comprising $2,574 owed to Aleksandr Gilev, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 2,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Aleksandr Gilev, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Gilev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering.  To proceed with our operations within 12 months, we need a minimum of $25,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt that can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

General

Gilax, Corp. was incorporated in the State of Nevada on May 17, 2011 and established a fiscal year end of April 30.

Our business is the distribution of railway ties, both new and reclaimed, in North America. To date, our business operations have been limited to primarily, the development of a business plan, discussing the supply of railway ties with potential customers, and the signing of a Sales and Marketing Distribution Agreement with DalLes Ltd, on August 1, 2011. DalLes Ltd. is an established distributor of railway ties and is based in Russia. DalLes, Ltd is not a related party.

Our products will be offered at prices marked-up from 20% to 25% of our cost.

Our services will include:

• To find reliable Russian railway ties manufacturers and suppliers;

• To contact such manufacturers and suppliers to make sure that products offered are high-quality and priced reasonably;

• To negotiate shipping and insurance discounts as well as volume discounts for high volume orders (Russian language barrier, time difference and finally time and effort involved should be taken into consideration); and

• To contact suppliers to rectify the problems in case low-quality, damaged or misrepresented product was supplied.

To minimize problems associated with the purchase of low-quality, damaged or misrepresented products, only suppliers providing a 30-day full-money-refund/exchange return policy will be used to purchase railway ties. However, rectification of the above mentioned problems as well shipping time needed to return low-quality, damaged or misrepresented products to a supplier can be time consuming, which may negatively affect our operating results.

 We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order.  Our customers will be asked to pay us 50% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port. Customers will have two options to pay for products: by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. Customers will be responsible to cover the shipping costs.  The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, insurance cost will be customers’ responsibility.

We anticipate that many of our customers will want to pay for our product only at delivery and will not want to pay in advance for their orders. Some of them may want additional credit terms after delivery of up to 30 or 60 days.  Due to a shortage of funds, we may not be able to deliver some of these orders, which could have a material adverse effect on our financial condition and results of operations.

Wooden railway ties have been used for centuries for railway lines to fasten to. Nowadays, although they are still widely used on the railway track, their popularity is increasing with landscapers, builders and furniture makers, who we think will be our potential customers as well as railroad builders and suppliers.  Railway ties are solid, long-lasting and often as easy to use as an oversize piece of Lego. One can expect many decades of use from them, whether outside in the garden, inside as furniture or above the fireplace or windows.

Our research indicates that the top railway ties-producing countries are Holland, Russia, France, Germany, UK, Australia and Africa.

We plan to distribute both new and reclaimed softwood (pine, Pinus Sylvestris) wooden railway ties in North America:

1. Description:  NEW softwood pine (Pinus Sylvestris), untreated railway ties, Siberian origin.

Type: A1

Size: 7" thick x 9" wide x 8'6" long (standard mainline railway ties, North America)

Price: 30.00 USD/pcs  FOB Sea Port Vladivostok, Russia

Type: A2

Size: 6" thick x 8" wide x 8'6" long (standard industrial & light use siding ties, North America)

Price: 25.00 USD/pcs  FOB Sea Port Vladivostok, Russia

Product Quality:  untreated, sound and straight, square edged, the full length specified, double end trimmed, with full body and full face, free from any defects that may impair their strength or durability, such as bark, splits, shakes, large or numerous holes or knots, pitch seams, pitch rings, slanting grain and decay.

2. Description:  RECLAIMED softwood pine (Pinus Sylvestris), untreated railway ties, Siberian origin.

Type: Grade A+ (excellent) quality; essentially sound and square edged

Price: 12.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Type: Grade A (good) quality; waney edged, assorted size appearance

Price: 10.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Type: Grade C (fair) quality

Price: 6.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Product

A railroad/railway tie (North America), or railway sleeper (Europe) is a rectangular support for the rails in  railroad tracks. Generally laid perpendicular to the rails, ties transfer loads to the track ballast and subgrade, hold the rails upright, and keep them spaced to the correct gauge. Railroad ties were traditionally made of wood, but pre-stressed concrete is now widely used especially in Europe and Asia. Steel ties are common on secondary lines in the UK; plastic composite ties are also employed, although far less than wood or concrete. As of January 2008, the approximate market share in North America for traditional and wood ties was 91.5%, the remainder being concrete, steel, azobé (red ironwood) and plastic composite (1). Up to 3000 ties are used per mile of railroad track in the USA, 2640 per mile (30 per 60ft rail) on main lines in the UK (1). Rails in the USA may be fastened to the tie by a railroad spike; iron/steel baseplates screwed to the sleeper and secured to the rail by a proprietary fastening system.

(1) Wikipedia

A variety of softwood and hardwoods timbers are used as ties, oak, jarrah and karri being popular hardwoods, although increasingly difficult to obtain. Some lines use softwoods, including Douglas fir. Some timbers (such as sal, mora, jarrah or azobé) are durable enough that they can be used untreated.

We plan to distribute both new and reclaimed softwood (pine, Pinus Sylvestris) wooden railway ties.

Table 1: Production and Purchases of railway ties in the USA (thousand)

Calendar Year: Wood Crossties (thousands)
22,000
20,000
18,000
16,000
14,000
12,000
10,000
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
Production
Purchases

Marketing

We intend to enter into agreements with railway ties suppliers and railroad builders as well as with landscapers, builders, furniture makers and anyone in need of our products in North America. As of today, we have not identified any potential counterparties to these agreements and we have not entered into any discussions with them. Our competitive advantage is that we offer similar product maintaining reasonable prices. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We plan to develop a website to market and display our products.  As of the date of this prospectus we have not yet identified or registered any domain names for our website.  To accomplish this, we plan to contract an independent web designing company.  Our website will describe our product in detail, show our contact information, and include some general information.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

We also plan to attend trade shows in our industry to showcase our product with a view to find new customers. We will intend to continue our marketing efforts during the life of our operations. We intend to spend from $2,000 to $24,500 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Contracts

We have signed a Marketing and Sales Distribution Agreement with DalLes Ltd., a supplier of wooden railway ties in Russia on August 1, 2012. DalLes, Ltd is not a related party. The material terms of the Contract are the following:

A. DalLes agrees to supply the Products and fill Gilax 's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of fifteen (15) days or less following receipt of any written order.

B. Gilax or Assigns shall pay for Products released by DalLes to Gilax under this Agreement by wire transfer or credit card prior to product shipment.

C. Product cost in this agreement will be determined according to Attachments A and B. DalLes is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Gilax will pay shipping, unless other arrangements have been made.

D. This agreement will run in perpetuity, unless terminated by either of the Parties.

E. This Agreement is non-exclusive with respect to DalLes’ existing and future distribution channel.

F. There are no set minimum quota requirements for sales under this Agreement. DalLes is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by DalLes.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Competition

There are many barriers of entry in the distribution business of railway ties and level of competition is extremely high. There are many domestic and international companies offering similar product. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business.

Gilax, Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing railway ties. Many established, yet well financed entities are currently active in the business of providing railway ties in North America. Nearly all Gilax, Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Gilax, Corp. We are, consequently, at a competitive disadvantage in being able to provide such product and become a successful company in our industry. Therefore, Gilax, Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Aleksandr Gilev.

Offices

Our business office is located at 42A Krygina Street, Suite 133, Vladivostok, Russia 690065.  This is the office provided by our President and Director, Aleksandr Gilev. Our office is a part of a Mr. Gilev’s residence. Our phone number is 011-74232001890.  We do not pay any rent to Mr. Gilev and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Aleksandr Gilev 42A Krygina Street, Suite 133, Vladivostok, Russia 690065	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Aleksandr Gilev has acted as our President, Treasurer, Secretary and sole Director since our incorporation on May 17, 2011. Mr. Gilev owns 100% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Mr. Gilev was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Gilev’s previous employments.

Mr. Gilev graduated from Irkutsk State Language University in 2005 with bachelor degree in Public Relations. Since 2005, he has been self-employed in the general area of international trade. Mr. Gilev has consulted Russian and European companies importing engineering equipment, water supply, sewerage materials, clothes, souvenirs, building materials and construction machinery from Russia. He also helped with logistics and customs clearance with such importation. Mr. Gilev intends to devote 20 hours a week of his time to planning and organizing activities of Gilax, Corp.

During the past ten years, Mr. Gilev has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Gilev was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gilev’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aleksandr Gilev, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 17, 2011until July 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Aleksandr Gilev, President, Secretary and Treasurer	May 17, 2011 to July 31, 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Gilev currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Aleksandr Gilev	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aleksandr Gilev will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On February 21, 2012, we issued a total of 2,500,000 shares of restricted common stock to Aleksandr Gilev, our sole officer and director in consideration of $2,500. Further, Mr. Gilev has advanced funds to us. As of July 31, 2012, Mr. Gilev advanced us $2,574. Mr. Gilev will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gilev. Mr. Gilev will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gilev does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gilev or the repayment of the funds to Mr. Gilev. The entire transaction was oral. Mr. Gilev is providing us office space free of charge and we have a verbal agreement with Mr. Gilev that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Aleksandr Gilev 42A Krygina Street, Suite 133, Vladivostok, Russia 690065	2,500,000 shares of common stock director	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of July 31, 2012, there were 2,500,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,500,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Gilax, Corp. has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 2,500,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Aleksandr Gilev will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gilev is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gilev will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gilev is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gilev will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gilev will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Gilax, Corp. will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Gilax, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Gilax, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Gilax, Corp.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2012, there were 2,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Aleksandr Gilev owns 2,500,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $75,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Gilax, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Kevin A. Polis, Esq. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

LBB & Associates Ltd., LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. LBB & Associates Ltd., LLP has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by LBB & Associates Ltd., LLP.

     Our financial statements from inception to July 31, 2012, immediately follow:

Balance Sheets – July 31, 2012 (unaudited) and April 30, 2012	F-9

Statements of Operations – Three months ended July 31, 2012 and May 17, 2011 (inception) through July 31, 2012 and 2011 (Unaudited)	F-10

Statements of Cash Flows – Three months ended July 31, 2012 and May 17, 2011 (inception) through July 31, 2012 and 2011 (Unaudited)	F-11

Notes to Financial Statements	F-12

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

GILAX, Corp.

Vladivistok, Russia

We have audited the accompanying balance sheet of GILAX, Corp. (the “Company”) as of April 30, 2012, and the related statement of operations, stockholder’s equity, and cash flows for the period from May 17, 2011 (inception) through April 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GILAX, Corp. as of April 30, 2012, and the results of its operations and its cash flows for period from May 17, 2011 (inception) through April 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

July 5, 2012

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
APRIL 30, 2012
ASSETS
Current Assets
Cash	$ 2,732
Total current assets	2,732
Total assets	$ 2,732
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 574
Total current liabilities	574
Total liabilities	574

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,500,000 shares issued and outstanding	2,500
Additional paid-in-capital	-
Deficit accumulated during the development stage	(342)
Total stockholder’s equity	2,158
Total liabilities and stockholder’s equity	$ 2,732

The accompanying notes are an integral part of these financial statements.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS For the period from inception (MAY 17, 2011) to April 30, 2012

Revenues	$ -
Expenses
General and administrative expenses	342
Net loss from operations	(342)
Net loss	$ (342)
Loss per common share – Basic and Diluted	$ (0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	494,269

The accompanying notes are an integral part of these financial statements.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY For the period from inception (MAY 17, 2011) to APRIL 30, 2012
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	2,500,000	2,500	-	-	2,500
Net loss	-	-	-	(342)	(342)
Balance as of April 30, 2012	2,500,000	$ 2,500	$ -	$ (342)	$ 2,158

The accompanying notes are an integral part of these financial statements.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS For the period from inception (May 17, 2011) to April 30, 2012
Operating Activities
Net loss	$ (342)
Net cash used in operating activities	(342)
Financing Activities
Proceeds from sale of common stock	2,500
Proceeds from loan from shareholder	574
Net cash provided by financing activities	3,074
Net increase in cash and equivalents	2,732
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 2,732
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

GILAX, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

GILAX, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on May 17, 2011 and intends to commence operations in the distribution of railway ties in North America. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since inception through April 30, 2012 the Company has not generated any revenue and has accumulated losses of $342.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted April 30 fiscal year end.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $342 as of April 30, 2012 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At April 30, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended April 30, 2012.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of April 30, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with FASB ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On February 21, 2012, the Company issued 2,500,000 shares of its common stock at $0.001 per share for total proceeds of $2,500.

NOTE 3 – INCOME TAXES

As of April 30, 2012 the Company had net operating loss carry forwards of $342 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2012.

2012
Deferred tax assets:
Net operating loss carry forward	$ 100
Total deferred tax assets	100
Less: valuation allowance	(100)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2012 was $100. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2012:

2012
Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%
Effective tax rate	-%

NOTE 4 – RELATED PARTY TRANSACTIONS

On February 21, 2012, the Company sold 2,500,000 shares of common stock at a price of $0.001 per share to its director.

For the period from Inception on May 17, 2011 to April 30, 2012, the shareholder loaned the Company $574.  As of April 30, 2012, total loan amount was $574. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2012 through the date the financial statements were available to be issued and has determined that there are no items to disclose.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	JULY 31, 2012 (Unaudited)	APRIL 30, 2012 (Audited)
ASSETS
Current Assets
Cash	$ 181	$ 2,732
Total current assets	181	2,732
Total assets	$ 181	$ 2,732
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 2,574	$ 574
Total current liabilities	2,574	574
Total liabilities	2,574	574

Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
2,500,000 shares issued and outstanding	2,500	2,500
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(4,893)	(342)
Total stockholder’s equity (deficit)	(2,393)	2,158
Total liabilities and stockholder’s equity (deficit)	$ 181	$ 2,732

The accompanying notes are an integral part of these financial statements.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	For the period from inception (May 17, 2011) to July 31, 2011	Three months ended July 31, 2012	For the period from inception (May 17, 2011) to July 31, 2012
Revenues	$ -	$ -	$ -
Expenses
General and administrative expenses	-	4,551	4,893
Net loss from operations	-	(4,551)	(4,893)
Net loss	$ -	$ (4,551)	$ (4,893)
Loss per common share – Basic and Diluted	$ -	$ (0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	-	2,500,000

The accompanying notes are an integral part of these financial statements.

GILAX, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	For the period from inception (May 17, 2011) to July 31, 2011	Three months ended July 31, 2012	For the period from inception (May 17, 2011) to July 31, 2012
Operating Activities
Net loss	$ -	$ (4,551)	$ (4,893)
Net cash used in operating activities	-	(4,551)	(4,893)
Financing Activities
Proceeds from sale of common stock	-	-	2,500
Proceeds from loan from shareholder	400	2,000	2,574
Net cash provided by financing activities	400	2,000	5,074
Net increase in cash and equivalents	400	(2,551)	181
Cash and equivalents at beginning of the period	-	2,732	-
Cash and equivalents at end of the period	$ 400	$ 181	$ 181
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

GILAX, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2012

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended July 31, 2012, are not necessarily indicative of the results that may be expected for the year ended April 30, 2013.

The Company's S-1 for the as of and for the period ended April 30, 2012, filed on September 10, 2012, should be read in conjunction with this report.

Organization and Description of Business

GILAX, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on May 17, 2011 and intends to commence operations in the distribution of railway ties in North America. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since inception through July 31, 2012 the Company has not generated any revenue and has accumulated losses of $4,893.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $4,893 as of July 31, 2012 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On February 21, 2012, the Company issued 2,500,000 shares of its common stock at $0.001 per share for total proceeds of $2,500.

NOTE 3 – RELATED PARTY TRANSACTIONS

For the period from Inception on May 17, 2011 to July 31, 2012, the shareholder loaned the Company $2,574.  As of July 31, 2012, total loan amount was $2,574. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2012 through the date the financial statements were available to be issued and has determined that there are no items to disclose.

PROSPECTUS

2,500,000 SHARES OF COMMON STOCK

GILAX, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$8.60
Auditor Fees and Expenses	$2,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$8,008.60

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Gilax, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Gilax, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Aleksandr Gilev	February 21, 2012	2,500,000	$2,500

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
10.1	Sales Distribution Agreement with DalLes, Ltd. *
23.1	Consent of Independent Registered Public Accounting Firm *
99.1	Subscription Agreement *

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vladivostok, Russia on November 8 , 2012.

GILAX, CORP.

By:	/s/	Aleksandr Gilev
	Name:	Aleksandr Gilev
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Aleksandr Gilev
Aleksandr Gilev	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	November 8 , 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
10.1	Sales Distribution Agreement with DalLes, Ltd. *
23.1	Consent of Independent Registered Public Accounting Firm *
99.1	Subscription Agreement *

*- Previously filed